Exhibit 5

             Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                   as to the legality of the securities
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                            Law Offices
               ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                            12th Floor
                       734 15th Street, N.W.
                      Washington, D.C.  20005
                     Telephone (202) 347-0300

                           May 20, 1997


Board of Directors
PennFirst Bancorp, Inc.
600 Lawrence Avenue
Ellwood City, Pennsylvania  16117

     Re:  Registration Statement on Form S-8
          104,216 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as special counsel to PennFirst Bancorp, Inc., a Pennsylvania corporation ("PennFirst"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 104,216 shares of common stock, par value $.01 per share ("Common Stock"), to be issued pursuant to the exercise of options previously granted by Troy Hill Bancorp, Inc. ("THB"), pursuant to its 1994 Stock Option Plan (the "Plan"), and converted into options to purchase Common Stock of PennFirst (the "Options") upon the acquisition of THB by PennFirst on April 3, 1997 pursuant to an Agreement and Plan of Reorganization and a related Agreement of Merger, both dated as of September 16, 1996 (together, the "Merger
Agreement"), between PennFirst and THB.   The Registration Statement also
registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of PennFirst. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

     In this regard, we have reviewed the Registration Statement and Prospectus for the Plan, the Amended and Restated Articles of Incorporation and Bylaws of PennFirst, the Plan, the Merger Agreement, a specimen stock certificate evidencing the Common Stock of PennFirst and such other

















Board of Directors
May 20, 1997
Page 2

corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of PennFirst and such other instruments, certificates and representations of public officials, officers and representatives of PennFirst as we have deemed applicable or relevant as a basis for the
opinions set forth below.   In addition, we have assumed, without
independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all
respects of copies to originals.   Furthermore, we have made such factual
inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of PennFirst and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to PennFirst in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.


      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the exercise of the Options, upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of PennFirst.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                             By: /s/ Jeffrey D. Haas

                                 Jeffrey D. Haas, a Partner